UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 22, 2006

A4S Security, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

489 N. Denver Avenue, Loveland, CO 80537
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (970) 461-0071

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

        On June 22, 2006, A4S Security, Inc. (the “Company”) announced that, effective July 1, 2006, Michael Siemens has resigned his position of President and will become Executive Vice President, Law Enforcement and Thomas R. Marinelli, the Company’s current Chief Executive Officer, will assume the role of President. As part of this realignment of the Company’s executive team, Mr. Siemens has resigned from the Company’s Board of Directors effective July 1, 2006. Mr. Siemens’ seat on the Company’s Board of Directors will remain vacant until a replacement director is elected. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

        In connection with this announcement, effective July 1, 2006, the Company and Mr. Siemens entered into the First Amendment to Employment Agreement to change Mr. Siemens’ officer title and to extend the term of Mr. Siemens’ employment through June 30, 2008. Prior to the amendment, Mr. Siemens’ employment term was scheduled to terminate on May 31, 2007. A copy of the First Amendment to Employment Agreement is filed as Exhibit 10.1 hereto.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        See item 1.01 of this Form 8-K.

Item 7.01    Regulation FD Disclosure.

        See item 1.01 of this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

10.1	First Amendment to Employment Agreement with Michael Siemens
99.1	Press release, dated June 22, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2006	A4S Security, Inc. Signature: /s/ Thomas R. Marinelli Name: Thomas R. Marinelli Title: Chief Executive Officer